UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2011

SANDRIDGE MISSISSIPPIAN TRUST I

(Exact name of registrant as specified in its charter)

Delaware	1-35122	27-6990649
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Congress Avenue, Suite 500 Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (512) 236-6599

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On April 6, 2011, SandRidge Mississippian Trust I (the “Trust”) and SandRidge Energy, Inc. (“SandRidge”) entered into an underwriting agreement, by and among SandRidge, the Trust and the underwriters named therein (the “Underwriters”) providing for the offer and sale by the Trust in a firm commitment underwritten offering of 15,000,000 common units of beneficial interest in the Trust (“Common Units”). The public offering price per Common Unit was $21.00. Pursuant to the Underwriting Agreement, the Trust also granted the Underwriters a 30-day option to purchase an additional 2,250,000 Common Units to cover over-allotments, if any.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 6, 2011, by and among SandRidge, the Trust, and Raymond James & Associates, Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SandRidge Mississippian Trust I

	By:	The Bank of New York Mellon Trust
Company, N.A., as Trustee

	By:	/s/ Michael J. Ulrich
		Name:	Michael J. Ulrich
		Title:	Vice-President
Date: April 7, 2011